EXHIBIT 10(o)


                              CONSULTING AGREEMENT
                              --------------------

Superconductive Components, Inc. (SCI) hereby retains Taratec Corporation (Taratec) to provide its best efforts to provide management assistance to SCI. This service is intended to be provided primarily by Edward Ungar.

ARTICLE I - STATEMENT OF SERVICES
---------------------------------

Taratec shall make its best efforts to perform the services described in Items 1 through 5 of the attached Statement of Work, which is made a part hereof. The Items 1, 2, and 3 are to be completed during the first 3 months of this agreement. Deliverables, are a written marketing plan and business strategy, SCI proposed organization chart, and assistance to Ed Funk in the implementation of the recommended organizational structure.

ARTICLE II - PAYMENT
--------------------

SCI will pay Taratec on submission of invoice, with such payments due to Taratec on February 14, 2002; March 15, 2002; and April 15, 2002, in the amount of $14,550 excluding out of pocket expenses. Payments for out of pocket expenses will be paid on submission of invoice and subject to prior approval by Ed Funk if greater than $200.

ARTICLE III - ACCESS AND AUTHORITY
----------------------------------

SCI will provide free access to all data and personnel necessary to accomplish the services described in this agreement in a timely manner. The President of SCI (Ed Funk) will establish the authority required within SCI for Taratec to carry out the tasks described in this agreement.

ARTICLE IV - TERM
-----------------

The term of this Agreement shall be for six (6) months, unless sooner terminated as provided herein or unless extended by mutual agreement in writing. Funding is provided for three (3) months of effort beginning January 15, 2002. Written approval will be required to continue the effort after April 15, 2002.

ARTICLE V - REPORTS
-------------------

Taratec will furnish the marketing plan, business strategy and planned organizational structure in a written form suitable for inclusion in SCI's business plan.
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ARTICLE VI - CONFLICTS
----------------------

Taratec will promptly reveal any interest directly or indirectly in any company, firm, or activity, which interest would represent a conflict of interest with this engagement to SCI.

ARTICLE VII - TERMINATION
-------------------------

This Agreement may be terminated at any time by either party upon written notice to the other party. Such termination shall be addressed to Taratec at 1251 Dublin Road, Columbus, Ohio 43215, and to SCI. Work under this agreement will stop upon receipt of the termination letter, unless otherwise agreed by both parties. Upon such termination, Taratec shall be paid for all services performed and shall be reimbursed for all committed expenses prior to such termination, as outlined in ARTICLE II.

ARTICLE VIII - CONFIDENTIALITY
------------------------------

Taratec, agrees to keep confidential for a period of five (5) years any information which is identified as confidential and which is not generally known, obtained from SCI during the period of this Agreement, and to refrain from publishing or revealing any such information without the written consent of the president of SCL.

ARTICLE IX - MISCELLANEOUS
--------------------------

A. Modification of this Agreement shall be accomplished by a formal written supplement to this Agreement.

B. SCI agrees to hold Taratec harmless from the consequences of SCI's use of the advice given to SCI by Taratec.

C.       This Agreement shall be subject to the laws of the State of Ohio.

TARATEC CORPORATION                         Superconductive Components, Inc.


/s/ Edward W. Ungar        1/29/02           /s/ Edward Funk            1/29/02
----------------------------------           -----------------------------------
Edward W. Ungar             Date             Edward Funk                  Date
President                                    President
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                                STATEMENT OF WORK

1. Business Strategy Development - Work with Ed Funk, Board and staff to develop an over-all corporate strategy including

         1.1.     Market development

                  1.1.1.   Develop new market thrusts as necessary

         1.2.     Sales

                  1.2.1.   Monitor customer relations

         1.3.     Manufacturing improvement

         1.4.     Support Ed Funk as necessary in financing

         1.5.     Monitor progress and refine as necessary

2.       Development of Business Plan

         2.1. Working jointly with Bob Lentz, Board, Ed Funk and staff to develop business plan suitable for submission to potential investors

3. Company Organization - Work jointly with Ed Funk to reorganize the company internally to maximize business performance and achieve the objectives established in the business strategy.

4.       Assist Ed Funk as necessary in moving the company to a new facility.

         4.1. Help to institute LEAN and/or other improved manufacturing flow systems with the objective of improving manufacturing margins through

                  4.1.1.   Reduced costs
                  4.1.2.   Reduced WIP inventories
                  4.1.3.   Shortened manufacturing time cycles
                  4.1.4.   Improved quality, i.e., reduced rework and returns

5.       Management development

Timeline: My goal will be to complete the first 3 items by the end of the first 3 months after completion of the agreement. Item 4 is determined by the move schedule. Monitoring and adjusting of strategy and plans and Item 5 are continuous activities.